LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into on February 28, 2022 (the “Effective Date”) between Etheralabs LLC, a Delaware limited liability company (“Licensor”), and Wikisoft Corp., a Nevada corporation (“Licensee”).  Each of Licensor and Licensee is referred to as a “Party.”

RECITALS

A.                                    Licensor and Licensee are parties to a Membership Interest Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which Licensor sold to Licensee a Percentage Interest of 51% in Licensor in consideration for the purchase price, as contained in the Purchase Agreement, which purchase price shall be deemed paid in partial consideration for the execution and delivery by the Licensor of this Agreement.

B.                                    The Parties enter into this Agreement to implement the license of Licensed IP from Licensor to Licensee in accordance with the terms and conditions of the Purchase Agreement.

In consideration of $10 to be paid by Licensee to Licensor, the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the Parties to this Agreement agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   The terms set forth below have the meanings specified or referred to below.

Affiliate:  Of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” of a Person (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of at least 50% of the outstanding voting securities of the Person.

Business:  The business of developing, manufacturing, and marketing Products operated by Licensor worldwide immediately before the Closing Date.

Business Day:  Any day except Saturday, Sunday or any other day on which commercial banks located in the New York City, New Nork are authorized or required by Law to be closed for business.

Closing Date:  The Closing Date under the Purchase Agreement.

Governmental Authority:  Any national, prefectural, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

Intellectual Property:  Any of the following rights in any jurisdiction: (a) patents and patent applications, (b) trademarks, service marks, trade dress, and other proprietary indicia of goods and services, whether registered or unregistered, and the goodwill connected with the use of and symbolized by any of the foregoing, (c) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights all of the following and similar intangible property and related proprietary rights, and (d) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable.

Law:  Any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

Licensed IP:  The Intellectual Property listed in Schedule 1 and any know-how that is a nonpatentable improvement to Licensed Patents or Licensed Know-how that is made or developed by Licensor after the Closing Date and that Licensor determines to be necessary for the Business.

Licensed Know-how:  The know-how listed in Schedule 1.

Licensed Patents:  The patents and patent applications listed in Schedule 1, together with all patents that issue therefrom.

Losses:  Actual out-of-pocket losses, damages, liabilities, costs or expenses.

Person:  An individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

Products:  The products listed in Schedule 1.

Quarterly Period:  Each three-month period starting on January 1, April 1, July 1, and October 1.

Representative:  With respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

Term:  As defined in Section 9.3.

ARTICLE II
LICENSE GRANT

Section 2.1                                   License Grant.  Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the period starting on the Closing Date and ending when the Term ends, a non-exclusive, non-transferable, sublicensable, worldwide license under the Licensed IP to manufacture, have manufactured, sell, offer to sell, import and export Products under the Licensed IP.

ARTICLE III
COVENANTS

Section 3.1                                   Disclosure of Licensed Know-How.  Licensor shall, as promptly as practically possible after the Closing Date, prepare and disclose to Licensee a written manual that explains the Licensed Know-how necessary for the manufacture of Products.

Section 3.2                                   Improvements.  If Licensee makes any invention or improvement based on or related to the Licensed IP, Licensee shall promptly inform Licensor of that improvement, and unless agreed otherwise in writing, Licensee and Licensor will jointly own that improvement.  The Parties shall take all necessary actions to record and otherwise perfect the Parties’ joint ownership of that improvement.

ARTICLE IV
ENFORCEMENT OF LICENSED PATENTS AND LICENSED KNOW-HOW
AND THIRD-PARTY INFRINGEMENT CLAIMS

Section 4.1                                   Notice of Infringement or Third-Party Claims.  If (a) either Party believes that the Licensed IP is being infringed or misappropriated by a third Person or (b) if a third Person alleges that Licensed IP is invalid or unenforceable, or claims that a Product, or its use, development, manufacture, or sale, infringes that third Person’s intellectual property rights, the Party possessing that belief or awareness of those claims shall promptly provide written notice to the other Party and provide it with all details of that infringement or claim, as applicable, that are known by the notifying Party.

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Section 4.2                                   Right to Bring Action.

(a)                                 Licensor has the sole right and discretion to prevent or abate any actual or threatened misappropriation or infringement by a third Person relating to the Licensed IP.  Licensor has the right to prosecute any such proceeding in Licensor’s own name.  If Licensor brings any such proceeding, upon Licensor’s request Licensee shall provide all reasonable cooperation and assistance required to prosecute such proceedings.

(b)                                 Licensor shall bear its own costs and expenses in all such proceedings and have the right to control the conduct thereof and be represented by counsel of its own choice therein.

Section 4.3                                   No Obligation to Sue.  Licensor has no obligation to bring any suit, action, or other proceeding against any alleged infringer of any Licensed IP.

Section 4.4                                   Recovery and Settlement.  If Licensor undertakes the enforcement, (a) any recovery, damages, or settlement derived from that suit, action, or other proceeding will be retained in its entirety by Licensor and (b) Licensor may settle any such suit, action, or other proceeding, whether by consent order, settlement, or other voluntary final disposition, without the advance written approval of Licensee, to the extent such settlement does not harm Licensee’s any use of Licensed IP granted hereunder.

Section 4.5                                   Third Person Claims.  If any claim alleging invalidity of or infringement by any Licensed IP itself is made against Licensee from any third Person, Licensor shall indemnify Licensee against any losses, damages and liabilities arising out of any such claim alleging invalidity of or infringement by any Licensed IP itself made by that third Person against Licensee.  For the avoidance of doubt, the indemnification undertaking in this provision does not apply to any claim alleging infringement by a Product or any other good or product developed, manufactured, or marketed by Licensee.

ARTICLE V
CONFIDENTIALITY

Section 5.1                                   Confidentiality of Agreement.  Neither Party shall disclose any terms of this Agreement except to its Affiliates and Representatives who have a need to know the terms of this Agreement.

Section 5.2                                   Confidentiality Obligations; Confidentiality.  Each Party agrees not to disclose the other Party’s Confidential Information without the other Party’s advance written consent.  “Confidential Information” of a Party means all non-public or sensitive or proprietary information about or of that Party, and in the case of Licensor, includes the Licensed Know-how.  Confidential Information does not include information (a) that has become publicly known through no breach by either Party of its confidentiality obligations hereunder, (b) that is independently and lawfully developed or obtained by a Party without access to the other Party’s Confidential Information, (c) is or becomes available to a Party on a non-confidential basis from a third Person, on condition that that third Person is not and was not prohibited from disclosing that information, or (d) that was known by or in the possession of a Party before the disclosure of that information to that Party pursuant to this Agreement, on condition that, in the case of each of (a) through (d), the Party seeking to disclose such information has the burden of demonstrating that it is not Confidential Information.  The Party receiving Confidential Information shall (i) not use the other Party’s Confidential Information other than as strictly necessary to exercise its rights and perform its obligations under this Agreement and (ii) maintain the other Party’s Confidential Information in strict confidence and, subject to Section 5.3, not disclose the other Party’s Confidential Information without the other Party’s advance written consent, except that the receiving Party may disclose the Confidential Information to its Affiliates or its and their Representatives who have a need to know the Confidential Information for purposes of the receiving Party’s performance, or exercise of its rights concerning the Confidential Information, on condition that the Party making such disclosure cause its Affiliates and its and their Representatives that have received any Confidential Information of the other Party to comply with this provision and that the disclosing Party be responsible for any act by such Affiliate or Representative that would constitute a breach of this provision had the act been undertaken by the disclosing Party.

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Section 5.3                                   Mandatory Disclosure.  A Party may disclose Confidential Information of the other Party if required pursuant to applicable law, regulation or a valid order issued by a court or governmental agency of competent jurisdiction, on condition that the Party (a) first make commercially reasonable efforts to provide the other Party (i) prompt written notice of such requirement so that the other Party may seek, at its sole cost and expense, a protective order or other remedy, and (ii) reasonable assistance, at the other Party’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure, and (b) disclose only the portion of the Confidential Information that it is legally required to disclose.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.1                                   Licensor’s Representations and Warranties.

(a)                                 Licensor represents and warrants to Licensee that (i) on the Closing Date, Licensor has the exclusive authority to grant the license contemplated hereunder and enforce the Licensed IP, and (ii) if and when Licensor shall grant to Licensee a license in patents it may acquire after the Closing Date, as required under this Agreement, Licensor will own legal title to such licensed patents on the date of such license grant.

(b)                                 Licensor represents and warrants that: as of the Closing Date, (i) Licensed IPs are owned exclusively by Licensor, (ii) are necessary for manufacture, sale, and use of the Products and (iii) Licensor has valid legal title to or contractual rights in the Licensed IP, as specified in Schedule 1.

Section 6.2                                   Disclaimer of Licensor Representations and Warranties.  WITH THE EXCEPTION OF THE REPRESENTATIONS AND WARRANTIES IN SECTION 8.1, LICENSOR EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, CONCERNING THE VALIDITY, ENFORCEABILITY, AND SCOPE OF THE LICENSED PATENTS, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS FOR ANY PURPOSE, OR LIKELIHOOD OF SUCCESS OF THE PRODUCTS, LICENSED KNOW-HOW, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

Section 6.3                                   EXCLUSION OF CONSEQUENTIAL AND OTHER INDIRECT DAMAGES; LIMITATION ON DAMAGES.  TO THE FULLEST EXTENT PERMITTED BY LAW AND EXCEPT FOR DAMAGES ARISING FROM LICENSOR’S INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE, LICENSOR WILL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS, OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE, OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE, OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.  UNDER NO CIRCUMSTANCES WILL LICENSOR BE LIABLE TO LICENSEE FOR DAMAGES IN EXCESS OF THE AMOUNT OF CONSIDERATION PAID IN CONNECTION WITH THIS AGREEMENT AND THE PURCHASE AGREEMENT.

ARTICLE VII
TERM AND TERMINATION

Section 7.1                                   Term.  This Agreement commences on the Effective Date and, unless terminated earlier in accordance with Section 7.3, will remain in force until the tenth (10th) anniversary of the Effective Date.

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Section 7.2                                   Termination of or Amendments to the Agreement.  If any Licensed Patents are transferred by Licensor or are determined to be invalid and such transfers or invalidity have a material effect on the Licensed IP or Licensee’s ability to operate the Business, the Parties shall discuss in good faith the effect of the transfers or invalidity on the Licensed IP and the appropriateness of steps going forward.  If the Parties are not able to reach agreement despite good-faith discussions, Licensee may terminate this Agreement.  If any Licensed IP is transferred by Licensor or are determined to be invalid (but otherwise the effect of such transfer or invalidity is not material), both Parties shall discuss in good faith the appropriate amendment to the Agreement to address these circumstances.

Section 7.3                                   Termination for Cause.  Each Party may terminate this Agreement immediately by giving written notice to the other Party if:

(b)                                 The other Party materially breaches this Agreement and, if such breach is curable, fails to cure such breach within 15 Business Days of the other Party’s written notice of such breach; or

(c)                                  The other Party: (i) becomes insolvent or its liabilities exceeds its assets; (ii) becomes subject, voluntarily or involuntarily, to any bankruptcy, civil rehabilitation, corporate reorganization, or other legal procedure for debt restructuring or work-out (out-of-court procedure for its debts); or (iii) is dissolved or liquidated or takes any corporate action for such purpose; or

Section 7.4                                   Effect of Termination.  Within 30 days after termination or expiration of this Agreement, Licensee shall immediately cease all activities concerning, including all practice and use of, the Licensed IP.  Each Party shall, within five days after termination or expiration: (i) return to the other Party all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on Confidential Information; (ii) permanently erase such Confidential Information from its computer systems; and (iii) certify in writing to the other Party that it has complied with the requirements of this Section 7.4.

Section 7.5                                   Survival.  Any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, shall survive any such termination or expiration.

ARTICLE VIII
MISCELLANEOUS

Section 8.1                            Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.

Section 8.2                            Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Party shall, at the request of the other Party, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 8.3                            Notices All notices, requests, consents and other communications to be given, delivered or otherwise made hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, by overnight courier, by email, or duly sent by first class registered or certified mail, postage prepaid, addressed to such party to the address set forth below or such other address as may hereafter be designated in writing by either party by notice to the other:

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(a) If to the Licensor, to:

Etheralabs LLC

144 E 44th St

New York NY 10017

Email: Zephyr@etheralabs.io

(b) If to Licensee, to:

315 Montgomery Street

San Francisco, CA 94104

Attn: Carsten Falk, CEO

Email: cf@wikisoft.com

with a copy to The Doney Law Firm, which will not constitute notice

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

Email: cott@doneylawfirm.com

All such notices and other communications shall be deemed to have been received on the date of delivery.

Section 8.4                            Headings.  The headings in this Agreement are for reference only and do not affect its interpretation.

Section 8.5                            Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, that invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable that term or provision in any other jurisdiction.  Upon determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the Parties’ original intent as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the greatest extent possible.

Section 8.6                            Entire Agreement.  This Agreement and the Purchase Agreement constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to this subject matter.

Section 8.7                            Successors and Assigns; Assignment.  This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.  Neither Party shall assign its rights or obligations hereunder without the advance written consent of the other Party, which consent must not be unreasonably withheld or delayed by either Party.  No assignment will relieve the assigning Party of any of its obligations hereunder.

Section 8.8                            No Third-party Beneficiaries.  This Agreement is for the sole benefit of the Parties (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or will confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.9                     Amendment and Modification; Waiver.  This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each Party.  No waiver by either Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by that Party.  No waiver by either Party will be, or will be construed as, a waiver in respect of any failure, breach or default not expressly identified by that written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will be, or will be construed as, a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 8.10                     Governing Law; Forum. This Agreement shall be governed by New York law applicable to agreements made and to be fully performed in the State of New York. The parties agree that any and all claims arising under this Agreement or relating thereto shall be heard and determined exclusively in the United States District Court for the Southern District of New York or in the courts of the State of New York located in the City and County of New York, and the parties agree to submit themselves to the personal jurisdiction of those courts and not to raise any objection to venue being had in those courts.

Section 8.11                     Specific Performance.  The Parties agree that irreparable damage will occur if any provision of this Agreement is not performed in accordance with its terms and that the Parties are entitled to specific performance of its terms, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12                     Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of the Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which that Party may be entitled.

Section 8.13                     Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties execute this License Agreement on the date stated in the introductory clause.

Etheralabs LLC

By:	/s/ Bryan J. Feinberg
Name:	Bryan J. Feinberg
Title:	Sole Member

Wikisoft Corp.

By:	/s/ Carsten Falk
	Name:	Carsten Falk
	Title:	CEO

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Schedule 1

Licensed IP

(i) Licensed Patents

None

(ii) Licensed Know-how

All intangible assets of Seller, including but not limited to:

• Full unrestricted access to all Source codes behind the Etheralabs LLC framework

• Ownership Rights on Etheralabs.io

• License to use and capitalize on the Etheralabs name, likeness Platform and technology.

• System Automations,

• Back-end and Customer Relationship Management (CRM)

• Including Source codes for Databases

• Syndication network including ACN newswire

• All electronic customer lists and accounts

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